U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT: JANUARY 29, 2007
(Date of earliest event reported)

SIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3225 S. Garrison, Unit 21, Lakewood, Colorado  80227
(Address of principle executive offices)

(303) 763-7527
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 29, 2006, at the annual meeting of shareholders, Steve S. Sinohui was re-elected to serve as the Company’s sole director. Shareholders at the meeting, in present or by proxy, represented 82.44% of the common stock of the Company. Present at the meeting was Steve S. Sinohui, President of Desert Bloom Investments, Inc. (“Desert Bloom”). Desert Bloom owns 6,000,000 of the Company’s 7,278,000 issued and outstanding commons shares or 82.44%. No other shareholders were present in person or by proxy. Mr. Sinohui will also serve as the sole officer of the Company. Mr. Sinohui will hold office until the next annual meeting of stockholders following his election unless he earlier resigns or is removed as provided in the bylaws.

The following is a summary of Mr. Sinohui’s business experience.

Steve S. Sinohui has served as the President, the Treasurer, the Secretary and a director of SIN Holdings and Senior-Inet since the inception of both companies on November 27, 2000. Since 2005, Mr. Sinohui has been a supervisor with UPS Cartage Services International in Denver, Colorado. Additionally, Mr. Sinohui has served as a broker for Urban Companies, a Lakewood, Colorado, corporation since 1994, where he is involved in locating and securing commercial real estate opportunities, listing and selling residential and commercial real estate and property management. >From 1989 to 1994, Mr. Sinohui served as a project manager for ATMA, Inc., a distributor of medical supplies, where he supervised and directed the physical inventory and asset management of capital equipment, evaluated and supervised the development and implementation of computer programs and equipment, including database and inventory management software and equipment, and managed over 80 multiple-site, inventory personnel. From 1983 to 1987, Mr. Sinohui served as the Vice President of Marketing for the National OTC Stock Journal, a national finance newspaper, which covered the over-the-counter stock market. During his tenure with the National OTC Stock Journal, Mr. Sinohui developed a marketing and promotional program, which included long-term advertising campaigns for national and international clients. Mr. Sinohui also planned, organized and developed sales for three national financial trade shows, which were teleconferenced to over twenty cities. The trade shows presented a format for investors to interact with executive officers of publicly-held companies from the United States, Canada and Europe. Mr. Sinohui attended Phoenix College, Phoenix, Arizona, with a curriculum in broadcasting and journalism, from 1966 to 1969.

Compensation of Directors and Officers.

Mr. Sinohui has received no compensation for his role as Director or as an officer of the Company. Mr. Sinohui does not have an employment agreement with the Company.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2006, at the annual meeting of shareholders, the shareholders voted to amend and restate the Company’s Articles of Incorporation. Shareholders at the meeting, in present or by proxy, represented 82.44% of the common stock of the Company. Present at the meeting was Steve S. Sinohui, President of Desert Bloom Investments, Inc. (“Desert Bloom”). Desert Bloom owns 6,000,000 of the Company’s 7,278,000 issued and outstanding commons shares or 82.44%. No other shareholders were present in person or by proxy.

The Company’s Articles of Incorporation were amended for the following purposes:

a.	to increase the number of authorized common shares from 30,000,000 to 400,000,000;

b.	to increase the number of authorized shares of preferred stock from 10,000,000 to 100,000,000;

c.	authorize the Board of Directors to divide the Preferred Stock into series and to fix and determine the relative rights, limitations and preferences of each series of the preferred shares;

d.	eliminate the five-person maximum number of directors on the Company’s Board of Directors; and

e.

to include a provision that stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present, as authorized by the Colorado Business Corporation Act.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.         Description of Exhibit

3.1	Restated Articles of Incorporation with Amendments of SIN Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 29, 2007

/s/ Steve S. Sinohui Steve S. Sinohui, Chief Executive Officer and Chief Financial Officer